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                                                               Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Numbers 2-99681, 33-42959, 33-42877, 33-67772, 333-4134 and 333-4136) and the Registration
Statements on Form S-8 (Numbers 33-27194, 33-2043, 33-49096, 33-60606, 33-99122
and 333-19059) of our report dated August 13, 1997 relating to the consolidated financial statements of The Seagram Company Ltd., which appears in the Current Report on Form 8-K dated August 29, 1997.



/s/ Price Waterhouse
PRICE WATERHOUSE LLP

New York, New York
August 28, 1997